UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 10, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 10, 2011, the California Public Utilities Commission (“CPUC”) issued an order instituting a formal investigation (“OII”) into whether Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, violated state law, the CPUC’s rules, general orders, or decisions, federal regulations, or other applicable rules or requirements pertaining to the operation of its natural gas transmission pipeline system in or near locations of higher population density.  Under federal and state regulations, the class location designation of a pipeline is based on the types of buildings, population density, or level of human activity near the segment of pipeline, and is used to determine the pipeline’s maximum allowable operating pressure (“MAOP”) up to which it can be operated.  In the OII, the CPUC refers to the Utility’s June 30, 2011 report of its system-wide review of class location designations for its natural gas transmission pipelines.  In its report, the Utility stated that its review indicated that (1) some pipeline segments had, or may have had, a MAOP higher than appropriate for their current class location designations and (2) approximately 172 miles of transmission pipeline segments had been shown in its records as a lower class location than indicated by the review.

In the OII, the CPUC will determine, among other issues, whether the Utility failed to conduct class location studies when required, failed to adequately patrol and conduct continuing surveillance of its pipeline transmission system, failed to replace pipeline segments or reduce MAOP when the class location designation of a segment changed, and failed to furnish and maintain adequate, efficient, just and reasonable natural gas transmission service.  If the CPUC determines that the Utility violated applicable law, the CPUC may impose penalties of up to $20,000 per day per violation, or up to $50,000 per day per violation for violations occurring on or after January 1, 2012, when the maximum statutory penalty increases.  PG&E Corporation and the Utility are unable to estimate the amount of potential penalties the CPUC could impose, and such amounts could have a material effect on their future financial condition, results of operations, and cash flows.

The Utility’s response to the OII is due in mid-December 2011, unless extended by the assigned CPUC administrative law judge (“ALJ”).  After the ALJ holds a pre-hearing conference, an order will be issued to establish the procedural schedule in the proceeding, including the date for evidentiary hearings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: November 14, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: November 14, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary